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                                  EXHIBIT 99.1

[Logo]

                                                                   PRESS RELEASE

                   SEACOR SMIT ANNOUNCES FIRST QUARTER RESULTS

HOUSTON, TEXAS
April 25, 2003

FOR IMMEDIATE RELEASE -- SEACOR SMIT Inc. (NYSE:CKH) announced net earnings for the first quarter ended March 31, 2003 of $4,344,000, or $0.22 per diluted share, on operating revenues of $96,860,000. In the comparable quarter ended March 31, 2002, SEACOR earned $11,406,000, or $0.55 per diluted share, on operating revenues of $103,643,000.

Net earnings in the immediately preceding quarter ended December 31, 2002 were $1,638,000, or $0.08 per diluted share, on operating revenues of $99,708,000.

The financial results for the first quarter ended March 31, 2003 as compared to the immediately preceding quarter ended December 31, 2002 were impacted, on a pre-tax basis, by a variety of factors highlighted below:

     o DECREASED VESSEL UTILIZATION AND RATES PER DAY WORKED. Lower utilization and rates per day worked resulted in an approximate $7.9 million decline in operating revenues.

     o CHANGE IN FLEET SIZE AND COMPOSITION. Net vessel dispositions resulted in a $0.5 million decline in operating revenues.

     o DECREASED VESSEL OPERATING EXPENSES. Reduced utilization and lower engine repair costs resulted in a $5.6 million decline in operating expenses.

     o DECREASED ADMINISTRATIVE EXPENSES. Excluding expenses associated with Tex-Air Helicopters, Inc. ("Tex-Air"), a company acquired on December 31, 2002, administrative expenses decreased $0.9 million largely due to lower performance based compensation costs. Included in the current quarter was severance benefit expense of $0.3 million.

     o OFFSHORE AVIATION BUSINESS. The acquisition of Tex-Air increased operating revenues and operating expenses by $5.1 million and $4.5 million, respectively.

     o INLAND RIVER BUSINESS. Operating income earned by the Company's inland river business segment ("SCF Marine") declined $0.7 million due primarily to seasonality. SCF Marine took delivery of thirty-one newly constructed barges during the quarter.

     o ENVIRONMENTAL SERVICE BUSINESS. The Company's environmental service segment incurred an operating loss of $0.4 million in the first quarter as compared to earning operating income of $0.2 million in the fourth quarter. The decline was due to reduced spill response and related activities.

     o DEBT EXTINGUISHMENT EXPENSES. The write-off of unamortized deferred financing costs and repayment premium associated with the redemption of the Company's 5 3/8% Notes totaled $1.1 million.

     o INCREASED INCOME FROM EQUIPMENT SALES. The sale of eight vessels contributed to an income increase of $2.1 million.

     o IMPROVED RESULTS FROM DERIVATIVE TRANSACTIONS. The mark-to-market accounting of certain costless collar transactions and other derivative activities increased income by $4.2 million.

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     o    INCREASED GAINS FROM THE SALE OF MARKETABLE SECURITIES. Gains from the sale of marketable securities, reported in "Other, net," increased
          $1.7 million.

Overall operating revenues decreased $2,848,000, or 2.9%, from the fourth quarter. Reduced vessel utilization and rates per day worked and the effect of the Tex-Air acquisition, as previously described, were the most significant factors impacting operating revenues. Demand for vessels in the U.S. Gulf of Mexico further declined during the first quarter of 2003 due to low levels of exploration activities. All U.S. vessel classes worked fewer days, and a large anchor handling towing supply vessel experienced downtime due to major repairs. Rates per day worked were lower in the U.S. for anchor handling towing supply and supply and towing supply vessels. Utilization and rates per day worked for North Sea vessels also declined between quarters. Two large North Sea anchor handling towing supply vessels were sold in the first quarter.

Overall fleet utilization declined from 76.8% in the fourth quarter to 76.2% in the current period. An overall improvement in anchor handling towing supply, crew, and mini-supply vessel classes was offset by a decline in supply and towing supply, standby safety, and utility vessel classes. At March 31, 2003, the Company had 35 vessels out of service: 17 utility, 9 crew, 5 supply, and one each of the anchor handling towing supply, standby safety, mini-supply, and geophysical classes.

The Company's offshore marine fleet declined from 301 vessels at the end of the prior quarter to 288 at March 31, 2003. Eight vessels were sold, one of which was acquired by a joint venture, and the Company took delivery of a new crew vessel. One vessel chartered-in by the Company was redelivered, and joint ventures sold or redelivered 3 vessels. At the beginning of the quarter, the Company retired 3 additional utility vessels from service.

The Company's inland river barge fleet increased by 31 units in the current quarter, but operating revenues decreased $155,000 to $4,840,000, or 3.1%, from the fourth quarter due to lower seasonal freight rates. Operating income declined $696,000 to $884,000, or 44.1% from the prior quarter due to the reduction in revenue and higher administrative and general and depreciation expense.

Overall operating income declined $2,698,000, or 72.1%, from the fourth quarter due primarily to those factors as detailed above.

Net interest expense remained constant between quarters as lower interest income was offset by lower interest expense. In the first quarter, the Company retired $58,633,000 of debt; and following quarter end, additional debt was repaid, totaling (pound)7,500,000, or $11,712,000.

In order to partially hedge the fluctuation in market value for part of the Company's common stock position in ENSCO International Incorporated ("ENSCO") that resulted from the merger of Chiles Offshore Inc. and ENSCO, the Company entered into various transactions (commonly known as "costless collars") during 2002 with a major financial institution on 1,000,000 shares of ENSCO common stock. The effect of these transactions is that the Company will be guaranteed a minimum and maximum value per share of ENSCO, at expiration. The Company establishes the fair value of the costless collar at the end of each reporting period, and the change in value is reported as derivative income or loss. The change in the value of these costless collars increased derivative income between quarters by $5,334,000.

Equity interest in the earnings of 50% or less owned companies increased $249,000 between quarters. The Company's interest in the net losses of Globe Wireless, L.L.C., a marine telecommunications investment, totaled $353,000, or $0.02 per diluted share.

During the first quarter of 2003, the Company acquired a total of 403,990 shares of its common stock for treasury at an aggregate cost of $14,310,000. At March 31, 2003, cash and cash equivalents, marketable securities and construction reserve funds totaled $498,000,000. Long-term debt was $343,000,000.

SEACOR and its subsidiaries are engaged in the operation of a diversified fleet of offshore support vessels that service oil and gas exploration and development activities in the U.S. Gulf of Mexico, the North Sea, West Africa, Asia, Latin America and other international regions. Other business activities include environmental services, inland river operations and helicopter transportation services to the oil and gas industry mainly in the U.S. Gulf of Mexico.

This release includes "forward-looking statements" as described in the Private Securities Litigation Reform Act of 1995. Statements herein that describe the Company's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve


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known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: general economic and business conditions, the cyclical nature of our business, adequacy of insurance coverage, currency exchange fluctuations, changes in foreign political, military and economic conditions, the ongoing need to replace aging vessels, dependence of spill response revenue on the number and size of spills and upon continuing government regulation in this area and our ability to comply with such regulation and other governmental regulation, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, regulatory initiatives, customer preferences, marine-related risks, effects of adverse weather conditions and seasonality on the Company's offshore aviation business, helicopter related risks, effects of adverse weather and river conditions and seasonality on inland river operations, the level of grain export volume, variability in freight rates for inland river barges and various other matters, many of which are beyond the Company's control and other factors. The words "estimate," "project," "intend," "believe," "plan" and similar expressions are intended to identify forward-looking statements. Forward-looking statements included in this release speak only as of the date of this release and SEACOR disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned under "Forward-Looking Statements" in
Item 7 of our Form 10-K and SEACOR's periodic reporting on Form 10-Q and Form 8-K (if any), which we incorporate by reference.

For additional information, contact Randall Blank, Executive Vice President and Chief Financial Officer, at (281) 899-4800 or (212) 307-6633 or visit SEACOR's website at www.seacorsmit.com.


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
                        SEACOR SMIT INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (IN THOUSANDS, EXCEPT SHARE DATA, UNAUDITED)




                                                                                             Three Months Ended
                                                                                                 March 31,
                                                                                     -----------------------------------
                                                                                         2003                 2002
                                                                                     --------------       --------------
Operating Revenues                                                                $        96,860      $       103,643
                                                                                     --------------       --------------
Costs and Expenses:
   Operating expenses                                                                      67,100               57,156
   Administrative and general                                                              14,079               12,360
   Depreciation and amortization                                                           14,636               13,876
                                                                                     --------------       --------------
                                                                                           95,815               83,392
                                                                                     --------------       --------------
Operating Income                                                                            1,045               20,251
                                                                                     --------------       --------------
Other Income (Expense):
   Interest on debt                                                                        (5,506)              (4,001)
   Interest income                                                                          2,556                1,867
   Debt extinguishment                                                                     (1,125)                   -
   Income from equipment sales or retirements, net                                          5,147                2,299
   Derivative income (loss), net                                                            1,749                 (772)
   Other, net                                                                               2,729               (4,325)
                                                                                     --------------       --------------
                                                                                            5,550               (4,932)
                                                                                     --------------       --------------
Income Before Income Taxes, Minority Interest and Equity in Earnings
   of 50% or Less Owned Companies                                                           6,595               15,319
Income Tax Expense                                                                          2,399                5,243
                                                                                     --------------       --------------
Income Before Minority Interest and Equity in Earnings of 50% or Less
   Owned Companies                                                                          4,196               10,076
Minority Interest in Net Income of Subsidiaries                                               (98)                 (93)
Equity in Earnings of 50% or Less Owned Companies                                             246                1,423
                                                                                     --------------       --------------
Net Income                                                                        $         4,344      $        11,406
                                                                                     ==============       ==============

Basic Earnings Per Common Share                                                   $          0.22      $          0.57
                                                                                     ==============       ==============

Diluted Earnings Per Common Share                                                 $          0.22      $          0.55
                                                                                     ==============       ==============
Weighted Average Common Shares:
   Basic                                                                             19,775,194             20,039,130
   Diluted                                                                           20,362,120             21,350,345

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

                                                                    OFFSHORE MARINE FLEET
                                                                     OPERATING STATISTICS



                                                                    Three Months Ended
                                                                         March 31,
                                                             ----------------------------------
                                                                 2003                2002
                                                             --------------     ---------------
RATES PER DAY WORKED - WORLDWIDE ($):
   Supply and Towing Supply                                       7,712              7,986
   Anchor Handling Towing Supply                                 11,963             13,108
   Crew                                                           3,158              3,293
   Standby Safety                                                 6,537              5,404
   Utility                                                        1,767              1,753
   Mini-Supply                                                    3,102              2,737
   Geophysical, Freight and Other(1)                                  -                  -
OVERALL UTILIZATION - WORLDWIDE (%):
   Supply and Towing Supply                                        79.9               88.8
   Anchor Handling Towing Supply                                   82.6               87.2
   Crew                                                            78.9               85.4
   Standby Safety                                                  81.6               88.0
   Utility(2)                                                      55.1               59.6
   Mini-Supply                                                     86.8               85.4
   Geophysical, Freight and Other(1)                                  -                  -
       Overall Offshore Marine Fleet                               76.2               80.6
FLEET COMPOSITION AT PERIOD END:
   Supply and Towing Supply                                          69                 77
   Anchor Handling Towing Supply                                     26                 34
   Crew                                                              92                 95
   Standby Safety                                                    26                 31
   Utility(2)                                                        41                 49
   Mini-Supply                                                       32                 26
   Geophysical, Freight and Other                                     2                  3
                                                             --------------     ---------------
       Total Offshore Marine Fleet                                  288                315
                                                             ==============     ===============
      --------------------------
     (1)  Vessels in this class were out of service during all reported periods.

     (2) Statistics exclude vessels retired from service in the applicable periods - 16 utility vessels at March 31, 2003.



                                                                    OTHER BUSINESS SEGMENTS

                                                                    Three Months Ended
                                                                         March 31,
                                                             ----------------------------------
                                                                  2003               2002
                                                             ---------------    ---------------
INLAND RIVER SEGMENT - NO. OF BARGES:
   Owned                                                            326                133
   Joint Ventured                                                    11                 11
   Managed                                                          225                202
                                                             ---------------    ---------------
       Total Barge Fleet                                            562                346
                                                             ===============    ===============
OFFSHORE AVIATION SEGMENT: - NO. OF HELICOPTERS:
   Single engine                                                     31               n.a.
   Twin engine                                                        4               n.a.
                                                             ---------------    ---------------
       Total Helicopter Fleet                                        35               n.a.
                                                             ===============    ===============
   Total Flight Hours                                             5,061               n.a.
                                                             ===============    ===============



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
                                                             SEACOR SMIT INC. AND SUBSIDIARIES
                                                         SUPPLEMENTARY FINANCIAL AND OPERATIONAL DATA
                                                 (IN THOUSANDS, EXCEPT SHARE AND OPERATIONAL DATA, UNAUDITED)

                                                                                          Quarter Ended
                                           -----------------------------------------------------------------------------------------
                                              Mar. 31,          Dec. 31,            Sep. 30,          Jun. 30,           Mar. 31,
INCOME STATEMENT:                              2003               2002              2002 (1)            2002              2002
                                           --------------    ----------------    --------------     --------------    --------------
Operating Revenues                      $        96,860   $         99,708    $       102,137   $         97,670   $       103,643
                                           --------------    ----------------    --------------     --------------    --------------
Cost and Expenses:
   Operating Expenses                            67,100             67,306             64,297             61,133            57,156
   Administrative and General                    14,079             14,668             13,434             12,803            12,360
   Depreciation and Amortization                 14,636             13,991             14,381             13,996            13,876
                                           --------------    ----------------    --------------     --------------    --------------
                                                 95,815             95,965             92,112             87,932            83,392
                                           --------------    ----------------    --------------     --------------    --------------
Operating Income                                  1,045              3,743             10,025              9,738            20,251
Net Interest Expense                             (2,950)            (2,943)            (1,460)            (1,694)          (2,134)
Debt Extinguishment                              (1,125)                 -             (2,339)                 -                 -
Income from Equipment Sales, net                  5,147              3,077              2,321                938             2,299
Gain from Chiles Merger                               -                  -             19,719                  -                 -
Derivative Income (Loss), net                     1,749             (2,424)            (3,251)             1,404              (772)
Other, net                                        2,729              1,486              5,584              6,898            (4,325)
                                           --------------    ----------------    --------------     --------------    --------------
Income Before Income Taxes, Minority
  Interest and Equity Earnings                    6,595              2,939             30,599             17,284            15,319
Income Tax Expense                                2,399              1,266             10,368              6,156             5,243
                                           --------------    ----------------    --------------     --------------    --------------
Income Before Minority Interest and
   Equity Earnings                                4,196              1,673             20,231             11,128            10,076
Minority Interest                                   (98)               (32)                (6)              (95)              (93)
Equity Earnings                                     246                 (3)             1,070              1,215             1,423
                                           --------------    ----------------    --------------     --------------    --------------
Net Income                              $         4,344   $          1,638    $        21,295   $         12,248   $        11,406
                                           ==============    ================    ==============     ==============    ==============
WEIGHTED AVERAGE COMMON SHARES:
   Basic                                     19,775,194         19,823,095(2)      20,051,743         20,078,231        20,039,130
   Diluted                                   20,362,120         20,032,229(2)      21,186,390         21,393,472        21,350,345
DILUTED EARNINGS PER COMMON SHARE       $          0.22   $           0.08    $          1.02   $           0.59   $          0.55
BALANCE SHEET:
   Cash, Marketable Securities and
      Construction Reserve Funds        $       498,076   $        525,931     $      536,950   $        260,321   $       264,305
   Total Assets                               1,398,641          1,487,107          1,467,396          1,293,455         1,283,952
   Long-term Debt                               343,058            402,118            401,347            257,383           256,572
   Stockholders' Equity                         789,971            804,951            804,227            784,127           765,979
RATES PER DAY WORKED - WORLDWIDE ($):
   Supply and Towing Supply                       7,712              7,834              8,153              7,964             7,986
   Anchor Handling Towing Supply                 11,963             14,109             13,144             12,103            13,108
   Crew                                           3,158              3,148              3,200              3,224             3,293
   Standby Safety                                 6,537              6,288              6,268              5,726             5,404
   Utility                                        1,767              1,762              1,761              1,744             1,753
   Mini-Supply                                    3,102              2,983              2,918              2,749             2,737
   Geophysical, Freight and Other (3)                 -                  -                  -                  -                 -
OVERALL UTILIZATION - WORLDWIDE (%):(4)
   Supply and Towing Supply                        79.9                 85.7               88.9               89.0              88.8
   Anchor Handling Towing Supply                   82.6                 73.1               72.9               79.1              87.2
   Crew                                            78.9                 78.3               76.3               81.8              85.4
   Standby Safety                                  81.6                 88.5               88.2               84.8              88.0
   Utility                                         55.1                 58.0               62.4               62.3              59.6
   Mini-Supply                                     86.8                 86.2               90.0               85.9              85.4
   Geophysical, Freight and Other (3)               -                     -                -                  -                 -
      Overall Offshore Marine Fleet                76.2                 76.8               77.7               79.1              80.6
FLEET COMPOSITION AT PERIOD END:(4)
   Supply and Towing Supply                        69                   71                 69                 74                77
   Anchor Handling Towing Supply                   26                   28                 30                 32                34
   Crew                                            92                   96                 95                 95                95
   Standby Safety                                  26                   26                 28                 28                31
   Utility                                         41                   45                 48                 48                49
   Mini-Supply                                     32                   33                 28                 26                26
   Geophysical, Freight and Other                   2                    2                  2                  3                 3
                                           --------------    ----------------    --------------     --------------    --------------
       Total Offshore Marine Fleet                  288                301                300                306               315
                                           ==============    ================    ==============     ==============    ==============


---------------------------
(1) A previously reported extraordinary loss resulting from the extinguishment of debt has been reclassified to operating results pursuant to Statement of Financial Accounting Standards No. 145.

(2) The assumed conversion of the Company's convertible notes into shares of common stock has been excluded from the computation of diluted earnings per share in the three month period ended December 31, 2002 as the effect was antidilutive. In the same period, such shares were also excluded from the calculation of diluted weighted average common shares outstanding.

(3)  Vessels in this class were out of service during all reported periods.

(4) Statistics exclude vessels retired from service in the applicable periods - 16 utility vessels at March 31, 2003.


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